UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/02/2010

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation; Address of principal executive offices; and Registrant's telephone number including area code	IRS Employer Identification Number
001-32956	NewPage Holding Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616158
333-125952	NewPage Corporation Delaware 8540 Gander Creek Drive Miamisburg, Ohio 45342 877.855.7243	05-0616156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 2, 2010, the boards of directors of NewPage Holding Corporation and NewPage Corporation accepted the resignation of Michael L. Marziale as senior vice president, marketing, strategy and general management, effective July 2, 2010. Under the terms of his separation agreement with NewPage Corporation and NewPage Group Inc. dated July 2, 2010, Mr. Marziale is entitled to receive a severance payment equal to $512,248, payment of $645,138 by NewPage Group to purchase his NewPage Group common stock, payment of $278,466 representing a pro rata portion of his performance and service awards granted pursuant to the LTIP, payment for accrued but unused vacation in 2010 equal to $14,769, continued health and welfare benefits through July 2, 2012 (comprised of medical, dental, life insurance and accidental death and dismemberment insurance benefits) with a total aggregate cost to us of approximately $18,100 and outplacement services with a cost to us of approximately $10,500. Mr. Marziale will also remain eligible for a prorated bonus payment for performance in 2010. Mr. Marziale remains subject to certain non-competition and non-solicitation restrictions through July 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewPage Holding Corporation

Date: July 09, 2010	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary

NewPage Corporation

Date: July 09, 2010	By:	/s/ Douglas K. Cooper
Douglas K. Cooper
Secretary